EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	April 17, 2008
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.98
PER DILUTED COMMON SHARE FOR FIRST QUARTER 2008

SALT LAKE CITY, April 17, 2008 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported first quarter net earnings applicable to common shareholders of $104.3 million, or $0.98 per diluted common share, compared to $149.7 million or $1.36 per diluted common share for the first quarter of 2007. The return on average common equity was 8.18% compared to 12.25% for the first quarter of 2007.

First Quarter 2008 Key Performance Highlights Compared to Fourth Quarter 2007

●	Loan growth of $0.8 billion, including $283 million resulting from purchases of Lockhart securities related to loan securitizations.
●	Average core deposit growth of $0.3 billion.
●	Net interest income of $486.5 million, up $7.6 million or 6.4% annualized; net interest margin of 4.23%, down 4 basis points.
●	Credit quality:
Provision for loan losses of $92.3 million, up $22.3 million from $70.0 million.
Net loan and lease charge-offs of $50.8 million, up $24.1 million from $26.7 million.
Nonperforming assets of $434.3 million, up $150.4 million from $283.9 million.
●	Impairment and valuation losses on securities of $46.0 million pretax, or $0.27 per diluted share.
●	Net Visa IPO gain and litigation accrual reversal of $18.0 million pretax, or $0.10 per diluted share.

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ZIONS BANCORPORATION
Press Release – Page 2
April 17, 2008

“Our subsidiary banks in California, Arizona, and Nevada continued to see their performance impacted by the extremely soft residential housing market in those states,” said Harris H. Simmons, chairman and chief executive officer. “While the general economy is slowing in other markets, our banks in Texas, the Intermountain West, and the Pacific Northwest continued to see growth and relatively strong performance. Our continued focus on conserving capital and managing interest rate risk resulted in remarkably stable capital ratios and net interest margin, in spite of a very challenging environment,” added Simmons.

Loan Growth

On-balance-sheet net loans and leases were $39.9 billion at March 31, 2008, an increase of approximately $0.8 billion or 8.4% annualized from $39.1 billion at December 31, 2007, and an increase of approximately $4.0 billion or 11.0% from $35.9 billion at March 31, 2007. This increase includes $283 million of loans resulting from the purchase of certain securities from Lockhart Funding LLC, an off-balance sheet commercial paper conduit sponsored by Zions Bank, as discussed subsequently. These securities were backed by loans originated or purchased by Zions Bank and came back on the Company’s balance sheet primarily as owner occupied commercial loans. Loan growth during the quarter was concentrated primarily in commercial lending and secondarily in commercial term real estate loans, principally at Zions Bank and Amegy Bank of Texas. Construction and land development loans declined meaningfully in California, Arizona and Nevada during the quarter, offset by growth in Texas.

Deposits

Average core deposits for the first quarter of 2008 increased $0.3 billion or 3.4% annualized to $32.1 billion compared to $31.9 billion for the fourth quarter of 2007 and increased $1.8 billion or 5.8% compared to $30.4 billion for the first quarter of 2007. Core deposit growth was concentrated in Internet money market, savings, and money market accounts. Average total deposits for the first quarter of 2008 increased $0.2 billion to $36.6 billion or 2.3% annualized compared to $36.4 billion for the fourth quarter of 2007, and increased $1.4 billion or 4.0% compared to $35.2 billion for the first quarter of

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ZIONS BANCORPORATION
Press Release – Page 3
April 17, 2008

2007. Average noninterest-bearing demand deposits for the first quarter of 2008 were $9.0 billion compared to $9.3 billion for the fourth quarter of 2007 and $9.4 billion for the first quarter of 2007.

Net Interest Income

Net interest income for the first quarter of 2008 increased $7.6 million or 6.4% annualized to $486.5 million compared to $478.9 million for the fourth quarter of 2007, and increased $29.4 million or 6.4% compared to $457.1 million for the first quarter of 2007. Taxable-equivalent net interest income for the first quarter of 2008 increased $7.4 million or 6.1% annualized to $492.5 million compared to $485.2 million for the fourth quarter of 2007, and increased $28.8 million or 6.2% from $463.7 million for the first quarter of 2007.

The net interest margin was 4.23% for the first quarter of 2008 compared to 4.27% for the fourth quarter of 2007 and 4.51% for the first quarter of 2007. The effect of commercial paper purchased from Lockhart on the net interest margin was a reduction of approximately 11 basis points for the first quarter of 2008 and 6 basis points for the fourth quarter of 2007.

Asset Quality

Nonperforming assets were $434.3 million at March 31, 2008 compared to $283.9 million at December 31, 2007 and $82.5 million at March 31, 2007. This increase is primarily due to weakness in residential development and construction activity in the Southwest that started in the latter half of 2007 and began to show signs of deterioration in Utah/Idaho during the first quarter of 2008. The ratio of nonperforming assets to net loans and leases and other real estate owned was 1.09% at March 31, 2008 compared to 0.73% at December 31, 2007 and 0.23% at March 31, 2007.

Net loan and lease charge-offs for the first quarter of 2008 were $50.8 million or 0.52% annualized of average loans. This compares with $26.7 million or 0.28% annualized of average loans for the fourth quarter of 2007 and $10.1 million or 0.11% annualized of average loans for the first quarter of 2007. The increase in charge-offs largely was driven by declining collateral values on residential acquisition, development and construction loans in the Southwest.

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ZIONS BANCORPORATION
Press Release – Page 4
April 17, 2008

The provision for loan losses was $92.3 million for the first quarter of 2008 compared to $70.0 million for the fourth quarter of 2007 and $9.1 million for the first quarter of 2007. The combined provisions for loan losses and unfunded lending commitments were $95.9 million for the first quarter of 2008, $70.1 million for the fourth quarter of 2007, and $9.4 million for the first quarter of 2007.

The allowance for loan losses as a percentage of net loans and leases was 1.26% at March 31, 2008, 1.18% at December 31, 2007, and 1.03% at March 31, 2007. The allowance was 126.0% of nonperforming loans at March 31, 2008. The total allowance and reserve for credit losses (allowance for loan losses plus the reserve for unfunded lending commitments) was $526.4 million or 1.32% of net loans and leases at March 31, 2008 compared to $480.9 million or 1.23% at December 31, 2007 and $391.2 million or 1.09% at March 31, 2007.

Available-For-Sale Securities and Lockhart Funding

The Company recognized other-than-temporary impairment (“OTTI”) during the first quarter of 2008 of approximately $40.8 million pretax, or $0.24 per diluted share, mainly for certain available-for-sale trust preferred REIT CDOs. Of this, $7.8 million resulted from a determination of additional value impairment on seven securities with OTTI in the fourth quarter of 2007, while $33.0 million resulted from three additional securities deemed to have OTTI in the first quarter of 2008. This impairment was based on an ongoing valuation review of the investment securities portfolio. OTTI during the fourth quarter of 2007 for certain REIT CDOs was $108.6 million.

During the first quarter of 2008, Zions Bank purchased certain securities at fair value from Lockhart. The purchases amounted to approximately $280 million at book value and were made pursuant to a liquidity agreement. The resulting pretax loss was approximately $5.2 million, or $0.03 per diluted share. The purchase of approximately $275 million of these securities was due to the inability of Lockhart to issue a sufficient amount of commercial paper and $5 million was related to an investment that was downgraded. The securities purchased included $200 million of small business loan securitizations created by Zions Bank. No gain or loss was recognized on the purchase of these loan

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ZIONS BANCORPORATION
Press Release – Page 5
April 17, 2008

securitizations. Upon dissolution of the securitization trusts (including $83 million of related securities owned by the Parent), the Company recorded $283 million of loans on its balance sheet. Securities purchased from Lockhart during the fourth quarter of 2007 amounted to approximately $895 million, of which $55 million related to investment downgrades, and resulted in a pretax loss of approximately $49.6 million. Lockhart has approximately $1.75 billion of securities at March 31, 2008.

The Company has also purchased asset-backed commercial paper from Lockhart which resulted in on-balance sheet holdings of approximately $1,227 million at March 31, 2008, $710 million at December 31, 2007, and $500 million at September 30, 2007. The amount of Lockhart commercial paper included in money market investments on the Company’s average balance sheet was approximately $1,202 million for the first quarter of 2008, $763 million for the fourth quarter of 2007, and $232 million for the third quarter of 2007. These purchases were made to provide liquidity to Lockhart due to ongoing contraction and disruptions in the credit markets.

Visa IPO Gain and Accrual Reversal

During the first quarter of 2008, the Company’s subsidiary banks recorded an aggregate pretax cash gain of approximately $12.4 million from the partial redemption of their equity interests in Visa Inc. The redemption approximated 39% of the subsidiary banks’ equity interests. In addition, the Company reversed approximately $5.6 million during the first quarter of its $8.1 million fourth quarter 2007 accrual for indemnification liabilities related to certain Visa litigation. The combined pretax benefit to first quarter earnings from these events was $18.0 million, or $0.10 per diluted share.

Noninterest Income

Noninterest income for the first quarter of 2008 was $111.0 million compared to $(20.2) million for the fourth quarter of 2007 and $145.4 million for the first quarter of 2007. The amounts for the first quarter of 2008 and the fourth quarter of 2007 were adversely affected by impairment and valuation losses on securities of $46.0 million and $158.2 million, respectively. Excluding these losses, noninterest income was $157.0 million for the first quarter of 2008 and $138.0 million for the fourth quarter of 2007. Noninterest income for the first quarter of 2008 includes the previously discussed $12.4 million Visa

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ZIONS BANCORPORATION
Press Release – Page 6
April 17, 2008

IPO gain which is included in equity securities gains. Fair value and nonhedge derivative income (loss) increased $10.8 million for the quarter primarily because of nonhedge derivative income of $3.9 million compared to losses of $7.4 million during the fourth quarter of 2007.

Noninterest Expense

Noninterest expense for the first quarter of 2008 was $350.1 million compared to $353.0 million for the fourth quarter of 2007 and $352.0 million for the first quarter of 2007. Salaries and employee benefits increased from the fourth quarter of 2007 primarily because of reductions to bonus, long-term incentive, and profit sharing accruals during the fourth quarter of 2007 and due to increased payroll taxes during the first quarter of 2008. Other noninterest expense decreased $17.0 million mainly due to the first quarter reversal of much of the fourth quarter 2007 Visa indemnification accrual.

The efficiency ratio was 58.0% for the first quarter of 2008 compared to 75.9% for the fourth quarter of 2007 and 57.8% for the first quarter of 2007. Excluding impairment and valuation losses on securities, and the Visa IPO gain and indemnification accruals, the efficiency ratio was 55.8% for the first quarter of 2008 and 55.3% for the fourth quarter of 2007.

Adoption of New Accounting Standards

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, and SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. Both Standards address the application of fair value accounting and reporting. The cumulative effect of adopting SFAS 159 decreased retained earnings at January 1, 2008 by $11.5 million. As previously reported, the Company elected to apply SFAS 159 to one available-for-sale REIT CDO security and three retained interests on selected small business loan securitizations. During the first quarter of 2008, the net change in fair value decreased earnings by approximately $0.6 million, consisting of a $2.3 million fair value decrease for the REIT CDO security and a $1.7 million increase for the retained interests.

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ZIONS BANCORPORATION
Press Release – Page 7
April 17, 2008

Capital Management

The Company’s tangible equity ratio was 6.20% at March 31, 2008 compared to 6.17% at December 31, 2007 and 6.59% at March 31, 2007.

Weighted average common and common-equivalent shares outstanding for the first quarter of 2008 were 106,722,000 compared to 106,902,983 for the fourth quarter of 2007 and 110,106,637 for the first quarter of 2007. Common shares outstanding at March 31, 2008 were 107,139,188 compared to 107,116,505 at December 31, 2007 and 109,052,149 at March 31, 2007.

The Company has not repurchased any common shares since August 16, 2007 and does not anticipate a resumption of share repurchases in the near term.

Conference Call

Zions will host a conference call to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 17, 2008). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-800-901-5213 (international: 617-786-2962) and entering the passcode 89314682, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from 7:30 p.m. ET on Thursday, April 17, through midnight ET on Thursday, April 24, by dialing 1-888-286-8010 (international: 617-801-6888) and entering the passcode 25643975. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through over 500 offices and approximately 600 ATMs in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P

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ZIONS BANCORPORATION
Press Release – Page 8
April 17, 2008

500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information

Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations, including changes in asset-backed commercial paper markets and valuations in structured securities and other assets; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2007 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	March 31,
	2008	2007	% Change
EARNINGS
Taxable-equivalent net interest income	$492,537	$463,721	6.21%
Taxable-equivalent revenue	603,537	609,135	(0.92)%
Net interest income	486,458	457,083	6.43%
Noninterest income	111,000	145,414	(23.67)%
Provision for loan losses	92,282	9,111	912.86%
Noninterest expense	350,103	351,979	(0.53)%
Income before income taxes and minority interest	155,073	241,407	(35.76)%
Income taxes	49,896	88,854	(43.84)%
Minority interest	(1,572)	(705)	122.98%
Net income	106,749	153,258	(30.35)%
Net earnings applicable to common shareholders	104,296	149,655	(30.31)%

PER COMMON SHARE
Net earnings (diluted)	0.98	1.36	(27.94)%
Dividends	0.43	0.39	10.26%
Book value per common share	47.49	46.04	3.15%

SELECTED RATIOS
Return on average assets	0.81%	1.31%
Return on average common equity	8.18%	12.25%
Efficiency ratio	58.01%	57.78%
Net interest margin	4.23%	4.51%

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ZIONS BANCORPORATION AND SUBSIDIARIES
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FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	March 31,
	2008	2007	% Change
AVERAGE BALANCES
Total assets	$52,913,823	$47,585,120	11.20%
Total interest-earning assets	46,853,435	41,695,743	12.37%
Securities	5,341,287	5,797,856	(7.87)%
Net loans and leases	39,452,309	35,406,094	11.43%
Goodwill	2,009,477	1,983,765	1.30%
Core deposit and other intangibles	146,363	194,124	(24.60)%
Total deposits	36,594,674	35,181,504	4.02%
Core deposits (1)	32,133,347	30,358,375	5.85%
Minority interest	30,676	40,741	(24.70)%
Shareholders' equity:
Preferred equity	240,000	240,000	-
Common equity	5,126,621	4,954,400	3.48%

Weighted average common and common-
equivalent shares outstanding	106,722,000	110,106,637	(3.07)%

AT PERIOD END
Total assets	$53,408,293	$48,558,866	9.99%
Total interest-earning assets	46,962,949	42,538,513	10.40%
Securities	5,002,207	5,608,927	(10.82)%
Net loans and leases	39,905,755	35,944,848	11.02%
Sold loans being serviced (2)	1,489,490	2,401,355	(37.97)%
Allowance for loan losses	501,283	371,213	35.04%
Reserve for unfunded lending commitments	25,148	20,000	25.74%
Goodwill	2,009,517	2,011,889	(0.12)%
Core deposit and other intangibles	140,672	192,677	(26.99)%
Total deposits	37,516,337	36,325,739	3.28%
Core deposits (1)	32,968,328	31,238,791	5.54%
Minority interest	30,413	38,691	(21.40)%
Shareholders' equity:
Preferred equity	240,000	240,000	-
Common equity	5,087,801	5,021,170	1.33%

Common shares outstanding	107,139,188	109,052,149	(1.75)%

Average equity to average assets	10.14%	10.92%
Common dividend payout	44.11%	28.57%
Tangible equity ratio	6.20%	6.59%
Nonperforming assets	$434,293	$82,524	426.26%
Accruing loans past due 90 days or more	84,637	56,880	48.80%
Nonperforming assets to net loans and leases
and other real estate owned at period end	1.09%	0.23%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
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FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
EARNINGS
Taxable-equivalent net interest income	$492,537	$485,157	$483,115	$476,060	$463,721
Taxable-equivalent revenue	603,537	464,923	628,938	617,401	609,135
Net interest income	486,458	478,885	476,637	469,347	457,083
Noninterest income	111,000	(20,234)	145,823	141,341	145,414
Provision for loan losses	92,282	69,982	55,354	17,763	9,111
Noninterest expense	350,103	352,966	352,031	347,612	351,979
Income before income taxes and minority interest	155,073	35,703	215,075	245,313	241,407
Income taxes (benefit)	49,896	(11,035)	71,853	86,065	88,854
Minority interest	(1,572)	1,197	7,490	34	(705)
Net income	106,749	45,541	135,732	159,214	153,258
Net earnings applicable to common shareholders	104,296	42,198	131,962	155,607	149,655

PER COMMON SHARE
Net earnings (diluted)	0.98	0.39	1.22	1.43	1.36
Dividends	0.43	0.43	0.43	0.43	0.39
Book value per common share	47.49	47.17	46.92	46.14	46.04

SELECTED RATIOS
Return on average assets	0.81%	0.35%	1.10%	1.33%	1.31%
Return on average common equity	8.18%	3.29%	10.50%	12.50%	12.25%
Efficiency ratio	58.01%	75.92%	55.97%	56.30%	57.78%
Net interest margin	4.23%	4.27%	4.44%	4.53%	4.51%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
AVERAGE BALANCES
Total assets	$52,913,823	$50,941,152	$48,903,319	$47,921,787	$47,585,120
Total interest-earning assets	46,853,435	45,106,413	43,200,858	42,151,667	41,695,743
Securities	5,341,287	5,188,980	5,221,722	5,426,896	5,797,856
Net loans and leases	39,452,309	38,450,974	37,194,850	36,142,957	35,406,094
Goodwill	2,009,477	2,009,022	2,015,532	2,012,270	1,983,765
Core deposit and other intangibles	146,363	162,679	177,864	188,843	194,124
Total deposits	36,594,674	36,381,125	35,756,600	35,964,203	35,181,504
Core deposits (1)	32,133,347	31,863,057	31,067,905	30,873,001	30,358,375
Minority interest	30,676	32,343	37,527	35,009	40,741
Shareholders' equity:
Preferred equity	240,000	240,000	240,000	240,000	240,000
Common equity	5,126,621	5,094,138	4,987,275	4,993,383	4,954,400

Weighted average common and common-
equivalent shares outstanding	106,722,000	106,902,983	107,879,963	109,123,735	110,106,637

AT PERIOD END
Total assets	$53,408,293	$52,947,414	$50,044,686	$48,691,445	$48,558,866
Total interest-earning assets	46,962,949	46,448,887	44,104,956	42,721,118	42,538,513
Securities	5,002,207	5,860,900	5,261,057	5,289,180	5,608,927
Net loans and leases	39,905,755	39,087,779	37,822,259	36,788,205	35,944,848
Sold loans being serviced (2)	1,489,490	1,885,132	2,022,142	2,201,897	2,401,355
Allowance for loan losses	501,283	459,376	418,165	380,295	371,213
Reserve for unfunded lending commitments	25,148	21,530	21,394	21,222	20,000
Goodwill	2,009,517	2,009,513	2,021,519	2,013,314	2,011,889
Core deposit and other intangibles	140,672	149,493	172,140	180,867	192,677
Total deposits	37,516,337	36,922,753	35,774,713	36,185,572	36,325,739
Core deposits (1)	32,968,328	32,531,165	31,239,069	31,303,578	31,238,791
Minority interest	30,413	30,939	37,411	32,094	38,691
Shareholders' equity:
Preferred equity	240,000	240,000	240,000	240,000	240,000
Common equity	5,087,801	5,052,800	5,016,980	4,984,702	5,021,170

Common shares outstanding	107,139,188	107,116,505	106,934,360	108,034,079	109,052,149

Average equity to average assets	10.14%	10.47%	10.69%	10.92%	10.92%
Common dividend payout	44.11%	108.88%	34.96%	29.88%	28.57%
Tangible equity ratio	6.20%	6.17%	6.40%	6.52%	6.59%
Nonperforming assets	$434,293	$283,854	$196,575	$95,398	$82,524
Accruing loans past due 90 days or more	84,637	77,419	64,516	47,782	56,880
Nonperforming assets to net loans and leases
and other real estate owned at period end	1.09%	0.73%	0.52%	0.26%	0.23%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except share amounts)	2008	2007	2007	2007	2007
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,660,539	$1,855,155	$1,481,238	$1,640,946	$1,574,519
Money market investments:
Interest-bearing deposits and commercial paper	1,243,860	726,446	513,395	39,881	17,325
Federal funds sold	121,892	102,225	23,567	120,959	527,691
Security resell agreements	689,235	671,537	484,678	482,893	439,722
Investment securities:
Held-to-maturity, at cost (approximate fair value $704,156,
$702,148, $686,026, $685,521 and $663,474)	701,658	704,441	695,842	702,189	667,269
Available-for-sale, at fair value	4,259,742	5,134,610	4,549,721	4,564,183	4,909,220
Trading account, at fair value (includes $0, $741, $22, $1,745 and
$1,095 transferred as collateral under repurchase agreements)	40,807	21,849	15,494	22,808	32,438
	5,002,207	5,860,900	5,261,057	5,289,180	5,608,927
Loans:
Loans held for sale	208,529	207,943	200,653	226,041	266,880
Loans and leases	39,855,365	39,044,163	37,778,228	36,715,752	35,832,061
	40,063,894	39,252,106	37,978,881	36,941,793	36,098,941
Less:
Unearned income and fees, net of related costs	158,139	164,327	156,622	153,588	154,093
Allowance for loan losses	501,283	459,376	418,165	380,295	371,213
Loans and leases, net of allowance	39,404,472	38,628,403	37,404,094	36,407,910	35,573,635

Other noninterest-bearing investments	1,114,902	1,034,412	1,043,475	972,830	988,015
Premises and equipment, net	657,183	655,712	658,294	648,731	645,391
Goodwill	2,009,517	2,009,513	2,021,519	2,013,314	2,011,889
Core deposit and other intangibles	140,672	149,493	172,140	180,867	192,677
Other real estate owned	36,476	15,201	11,973	10,646	9,682
Other assets (includes $38,788 measured at fair value at March 31, 2008)	1,327,338	1,238,417	969,256	883,288	969,393
	$53,408,293	$52,947,414	$50,044,686	$48,691,445	$48,558,866

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$9,464,122	$9,618,300	$9,322,668	$9,857,638	$9,761,255
Interest-bearing:
Savings and NOW	4,661,963	4,507,837	4,365,600	4,368,184	4,578,007
Money market	10,716,328	10,304,225	10,446,015	10,344,110	10,425,084
Internet money market	2,270,059	2,163,014	1,707,544	1,544,031	1,464,535
Time under $100,000	2,564,434	2,562,363	2,599,595	2,535,881	2,485,720
Time $100,000 and over	4,548,009	4,391,588	4,535,644	4,881,994	5,086,948
Foreign	3,291,422	3,375,426	2,797,647	2,653,734	2,524,190
	37,516,337	36,922,753	35,774,713	36,185,572	36,325,739

Securities sold, not yet purchased	184,522	224,269	21,036	28,456	190,878
Federal funds purchased	1,817,587	2,463,460	2,391,805	2,221,887	2,132,682
Security repurchase agreements	1,144,178	1,298,112	1,070,702	1,061,598	924,922
Other liabilities	620,528	644,375	560,853	602,173	662,589
Commercial paper	164,657	297,850	411,007	228,607	186,978
Federal Home Loan Bank advances and other borrowings:
One year or less	3,890,087	3,181,990	2,037,644	664,509	323,598
Over one year	127,006	127,612	128,218	128,832	129,446
Long-term debt	2,585,177	2,463,254	2,354,317	2,313,015	2,382,173
Total liabilities	48,050,079	47,623,675	44,750,295	43,434,649	43,259,005

Minority interest	30,413	30,939	37,411	32,094	38,691

Shareholders' equity:
Capital stock:
Preferred stock, without par value, authorized 3,000,000 shares:
Series A (liquidation preference $1,000 per share); issued
and outstanding 240,000 shares	240,000	240,000	240,000	240,000	240,000
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 107,139,188, 107,116,505,
106,934,360, 108,034,079 and 109,052,149 shares	2,219,905	2,212,237	2,200,228	2,279,722	2,381,509
Retained earnings	2,957,511	2,910,692	2,914,439	2,828,613	2,719,502
Accumulated other comprehensive income (loss)	(76,429)	(58,835)	(86,914)	(112,840)	(69,257)
Deferred compensation	(13,186)	(11,294)	(10,773)	(10,793)	(10,584)
Total shareholders' equity	5,327,801	5,292,800	5,256,980	5,224,702	5,261,170
	$53,408,293	$52,947,414	$50,044,686	$48,691,445	$48,558,866

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Interest income:
Interest and fees on loans	$688,439	$727,185	$724,598	$697,022	$674,577
Interest on loans held for sale	3,017	2,975	3,695	4,322	3,875
Lease financing	5,818	5,782	5,461	5,234	5,206
Interest on money market investments	19,028	18,760	10,841	7,756	6,342
Interest on securities:
Held-to-maturity – taxable	2,455	2,387	2,343	2,064	2,203
Held-to-maturity – nontaxable	6,429	6,430	6,402	6,227	6,091
Available-for-sale – taxable	62,356	61,459	61,248	63,825	68,507
Available-for-sale – nontaxable	1,892	2,070	2,274	2,398	2,458
Trading account	681	471	880	766	1,192
Total interest income	790,115	827,519	817,742	789,614	770,451

Interest expense:
Interest on savings and money market deposits	103,987	125,382	123,586	117,295	113,103
Interest on time and foreign deposits	106,222	119,242	119,781	120,445	112,885
Interest on short-term borrowings	63,134	67,601	59,034	43,369	48,692
Interest on long-term borrowings	30,314	36,409	38,704	39,158	38,688
Total interest expense	303,657	348,634	341,105	320,267	313,368

Net interest income	486,458	478,885	476,637	469,347	457,083
Provision for loan losses	92,282	69,982	55,354	17,763	9,111
Net interest income after provision for loan losses	394,176	408,903	421,283	451,584	447,972

Noninterest income:
Service charges and fees on deposit accounts	49,585	48,130	46,919	45,116	43,385
Other service charges, commissions and fees	41,981	44,405	44,471	42,311	39,377
Trust and wealth management income	9,693	10,151	9,040	9,125	8,216
Capital markets and foreign exchange	10,397	10,632	11,325	11,900	9,731
Dividends and other investment income	12,910	13,830	14,720	11,271	11,093
Loan sales and servicing income	7,810	8,640	11,607	8,998	9,258
Income from securities conduit	2,581	2,472	3,221	5,968	6,515
Fair value and nonhedge derivative income (loss)	3,787	(7,034)	(9,391)	924	1,245
Equity securities gains, net	10,068	1,349	11,072	100	5,198
Fixed income securities gains (losses), net	1,775	(753)	58	13	3,701
Impairment losses on available-for-sale securities and valuation
losses on securities purchased from Lockhart Funding	(45,989)	(158,208)	-	-	-
Other	6,402	6,152	2,781	5,615	7,695
Total noninterest income	111,000	(20,234)	145,823	141,341	145,414

Noninterest expense:
Salaries and employee benefits	209,354	191,141	204,488	198,668	205,587
Occupancy, net	26,799	27,312	27,203	26,334	26,589
Furniture and equipment	23,738	24,917	23,996	24,272	23,267
Legal and professional services	7,880	12,132	10,918	11,242	9,537
Postage and supplies	9,789	9,416	10,024	9,025	8,047
Advertising	6,351	6,322	6,624	7,517	6,457
Merger related expense	307	687	682	1,491	2,406
Amortization of core deposit and other intangibles	8,820	10,459	11,495	11,812	11,129
Provision for unfunded lending commitments	3,618	136	172	1,222	306
Other	53,447	70,444	56,429	56,029	58,654
Total noninterest expense	350,103	352,966	352,031	347,612	351,979

Income before income taxes and minority interest	155,073	35,703	215,075	245,313	241,407
Income taxes (benefit)	49,896	(11,035)	71,853	86,065	88,854
Minority interest	(1,572)	1,197	7,490	34	(705)
Net income	106,749	45,541	135,732	159,214	153,258
Preferred stock dividend	2,453	3,343	3,770	3,607	3,603
Net earnings applicable to common shareholders	$104,296	$42,198	$131,962	$155,607	$149,655

Weighted average common shares outstanding during the period:
Basic shares	106,514	106,454	106,814	107,803	108,414
Diluted shares	106,722	106,903	107,880	109,124	110,107

Net earnings per common share:
Basic	$0.98	$0.40	$1.24	$1.44	$1.38
Diluted	0.98	0.39	1.22	1.43	1.36

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
AND COMPREHENSIVE INCOME
(Unaudited)

				Accumulated
				other		Total
	Preferred	Common	Retained	comprehensive	Deferred	shareholders'
(In thousands, except per share amounts)	stock	stock	earnings	income (loss)	compensation	equity

Balance, December 31, 2007	$240,000	$2,212,237	$2,910,692	$(58,835)	$(11,294)	$5,292,800
Cumulative effect of change in accounting principle,
adoption of SFAS 159			(11,471)	11,471		-
Comprehensive income:
Net income for the period			106,749			106,749
Other comprehensive loss, net of tax:
Net realized and unrealized holding losses
on investments and retained interests				(130,066)
Foreign currency translation				(1)
Reclassification for net realized losses
on investments recorded in operations				27,301
Net unrealized gains on derivative instruments				73,701
Other comprehensive loss				(29,065)		(29,065)
Total comprehensive income						77,684
Stock redeemed and retired		(237)				(237)
Net stock options exercised		1,203				1,203
Share-based compensation		6,702				6,702
Dividends declared on preferred stock			(2,453)			(2,453)
Cash dividends on common stock, $.43 per share			(46,006)			(46,006)
Change in deferred compensation					(1,892)	(1,892)
Balance, March 31, 2008	$240,000	$2,219,905	$2,957,511	$(76,429)	$(13,186)	$5,327,801

Balance, December 31, 2006	$240,000	$2,230,303	$2,602,189	$(75,849)	$(9,620)	$4,987,023
Cumulative effect of change in accounting principle,
adoption of FIN 48			10,408			10,408
Comprehensive income:
Net income for the period			153,258			153,258
Other comprehensive income, net of tax:
Net realized and unrealized holding losses
on investments and retained interests				(1,503)
Reclassification for net realized gains
on investments recorded in operations				(3,845)
Net unrealized gains on derivative instruments				11,940
Other comprehensive income				6,592		6,592
Total comprehensive income						159,850
Stock redeemed and retired		(103,242)				(103,242)
Net stock options exercised		42,139				42,139
Common stock issued in acquisition		206,075				206,075
Share-based compensation		6,234				6,234
Dividends declared on preferred stock			(3,603)			(3,603)
Cash dividends on common stock, $.39 per share			(42,750)			(42,750)
Change in deferred compensation					(964)	(964)
Balance, March 31, 2007	$240,000	$2,381,509	$2,719,502	$(69,257)	$(10,584)	$5,261,170

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16

Nonperforming Assets
(Unaudited)

(In thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007

Nonaccrual loans	$387,717	$258,513	$174,315	$82,314	$69,580
Restructured loans	10,100	10,140	10,287	2,438	132
Other real estate owned	36,476	15,201	11,973	10,646	9,682
Other assets	-	-	-	-	3,130
Total	$434,293	$283,854	$196,575	$95,398	$82,524
% of net loans and leases* and other real
estate owned	1.09%	0.73%	0.52%	0.26%	0.23%

Accruing loans past due 90 days or more	$84,637	$77,419	$64,516	$47,782	$56,880

% of net loans and leases*	0.21%	0.20%	0.17%	0.13%	0.16%

*Includes loans held for sale.

Allowance and Reserve for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Allowance for Loan Losses
Balance at beginning of period	$459,376	$418,165	$380,295	$371,213	$365,150
Allowance of company acquired	-	-	578	-	7,061
Allowance of branches sold	-	(2,034)	-	-	-
Allowance associated with repurchased
securitized loans	425	-	-	-	-
Add:
Provision for losses	92,282	69,982	55,354	17,763	9,111
Deduct:
Loan and lease charge-offs	(53,751)	(30,023)	(20,815)	(13,767)	(14,079)
Recoveries	2,951	3,286	2,753	5,086	3,970
Net loan and lease charge-offs	(50,800)	(26,737)	(18,062)	(8,681)	(10,109)
Balance at end of period	$501,283	$459,376	$418,165	$380,295	$371,213

Ratio of allowance for loan losses to net loans
and leases outstanding at period end	1.26%	1.18%	1.11%	1.03%	1.03%

Ratio of allowance for loan losses to nonperforming
loans at period end	126.01%	170.99%	226.52%	448.72%	532.50%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$21,530	$21,394	$21,222	$20,000	$19,368
Reserve of company acquired	-	-	-	-	326
Provision charged against earnings	3,618	136	172	1,222	306
Balance at end of period	$25,148	$21,530	$21,394	$21,222	$20,000

Total Allowance and Reserve for Credit Losses
Allowance for loan losses	$501,283	$459,376	$418,165	$380,295	$371,213
Reserve for unfunded lending commitments	25,148	21,530	21,394	21,222	20,000
Total allowance and reserve for credit losses	$526,431	$480,906	$439,559	$401,517	$391,213

Ratio of total allowance and reserve for credit losses
to net loans and leases outstanding at period end	1.32%	1.23%	1.16%	1.09%	1.09%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17

Sold Loans Being Serviced
(Unaudited)

	Three Months Ended
(In thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007

Balance at beginning of period	$1,885,132	$2,022,142	$2,201,897	$2,401,355	$2,586,451
New loans sold	14,773	25,234	8,162	19,173	10,931
Loans repurchased	(283,204)	-	-	-	-
Payments and other reductions	(127,211)	(162,244)	(187,917)	(218,631)	(196,027)
Balance at end of period	$1,489,490	$1,885,132	$2,022,142	$2,201,897	$2,401,355

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007

Loans held for sale	$209	$208	$201	$226	$267

Commercial lending:
Commercial and industrial	10,031	9,811	9,260	8,922	8,420
Leasing	494	503	474	450	447
Owner occupied	7,910	7,545	7,347	7,123	6,867
Total commercial lending	18,435	17,859	17,081	16,495	15,734

Commercial real estate:
Construction and land development	8,368	8,315	8,322	7,963	7,739
Term	5,569	5,335	5,054	5,084	5,215
Total commercial real estate	13,937	13,650	13,376	13,047	12,954

Consumer:
Home equity credit line and other
consumer real estate	2,247	2,203	2,107	2,042	1,935
1-4 family residential	4,158	4,206	4,178	4,134	4,176
Bankcard and other revolving plans	316	347	299	306	289
Other	434	452	467	456	465
Total consumer	7,155	7,208	7,051	6,938	6,865

Foreign loans	26	26	27	12	3

Other receivables	302	301	243	224	276
Total loans	$40,064	$39,252	$37,979	$36,942	$36,099

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 18
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2008			December 31, 2007
(In thousands)	Average	Amount of	Average	Average	Amount of	Average
	balance	interest (1)	rate	balance	interest (1)	rate
ASSETS
Money market investments	$2,059,839	$19,028	3.72%	$1,466,459	$18,760	5.08%
Securities:
Held-to-maturity	700,302	12,346	7.09%	699,216	12,279	6.97%
Available-for-sale	4,599,258	65,267	5.71%	4,449,346	64,644	5.76%
Trading account	41,727	681	6.56%	40,418	471	4.62%
Total securities	5,341,287	78,294	5.90%	5,188,980	77,394	5.92%

Loans:
Loans held for sale	214,498	3,017	5.66%	195,597	2,975	6.03%
Net loans and leases (2)	39,237,811	695,855	7.13%	38,255,377	734,662	7.62%
Total loans and leases	39,452,309	698,872	7.12%	38,450,974	737,637	7.61%
Total interest-earning assets	46,853,435	796,194	6.83%	45,106,413	833,791	7.33%
Cash and due from banks	1,417,356			1,407,714
Allowance for loan losses	(476,614)			(424,413)
Goodwill	2,009,477			2,009,022
Core deposit and other intangibles	146,363			162,679
Other assets	2,963,806			2,679,737
Total assets	$52,913,823			$50,941,152

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$4,519,149	10,469	0.93%	$4,415,558	11,219	1.01%
Money market	10,552,299	72,320	2.76%	10,440,278	90,141	3.43%
Internet money market	2,218,181	21,198	3.84%	2,011,599	24,022	4.74%
Time under $100,000	2,578,166	27,165	4.24%	2,582,100	28,783	4.42%
Time $100,000 and over	4,461,327	49,074	4.42%	4,518,068	54,210	4.76%
Foreign	3,290,090	29,983	3.67%	3,123,521	36,249	4.60%
Total interest-bearing deposits	27,619,212	210,209	3.06%	27,091,124	244,624	3.58%
Borrowed funds:
Securities sold, not yet purchased	33,577	333	3.99%	26,643	299	4.45%
Federal funds purchased and security
repurchase agreements	3,314,956	24,206	2.94%	3,528,741	37,528	4.22%
Commercial paper	205,520	2,332	4.56%	356,835	4,795	5.33%
FHLB advances and other borrowings:
One year or less	4,082,208	36,263	3.57%	2,106,015	24,979	4.71%
Over one year	127,291	1,825	5.77%	127,898	1,851	5.74%
Long-term debt	2,504,618	28,489	4.57%	2,389,808	34,558	5.74%
Total borrowed funds	10,268,170	93,448	3.66%	8,535,940	104,010	4.83%
Total interest-bearing liabilities	37,887,382	303,657	3.22%	35,627,064	348,634	3.88%
Noninterest-bearing deposits	8,975,462			9,290,001
Other liabilities	653,682			657,606
Total liabilities	47,516,526			45,574,671
Minority interest	30,676			32,343
Shareholders' equity:
Preferred equity	240,000			240,000
Common equity	5,126,621			5,094,138
Total shareholders' equity	5,366,621			5,334,138
Total liabilities and shareholders' equity	$52,913,823			$50,941,152

Spread on average interest-bearing funds			3.61%			3.45%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$492,537	4.23%		$485,157	4.27%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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